UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

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Encore Capital Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ENCORE CAPITAL GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 3, 2005

To Our Stockholders:

The 2005 annual meeting of Stockholders of Encore Capital Group, Inc. (the “Company”) will be held at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California 92122, on May 3, 2005, beginning at 1:00 p.m. local time. The annual meeting is being held for the following purposes:

1.	To elect 9 directors, each for a term of one year;

2.	To approve the adoption of the Encore Capital Group, Inc. 2005 Stock Incentive Plan (“2005 Stock Incentive Plan” or the “Plan”).

3.	To ratify the appointment of BDO Seidman, LLP as the Company’s independent auditors for fiscal year 2005; and

4.	To transact such other business that may properly come before the meeting.

Stockholders of record at the close of business on March 14, 2005, are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.

A copy of our 2004 Annual Report on Form 10-K, which includes audited consolidated financial statements, is enclosed.

Your vote is important. Whether or not you plan to attend the meeting in person, please submit your vote as soon as possible using one of the voting methods described in the attached materials. Submitting your voting instructions by any of these methods will not affect your right to attend the meeting and vote in person should you so choose.

By Order of the Board of Directors
/s/ Carl C. Gregory, III
Carl C. Gregory, III
Chief Executive Officer

April 4, 2005
San Diego, California

ENCORE CAPITAL GROUP, INC.

8875 AERO DRIVE, SUITE 200
SAN DIEGO, CALIFORNIA 92123
(877) 445-4581

PROXY STATEMENT

     This Proxy Statement relates to the 2005 Annual Meeting of Stockholders to be held at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California 92122, on May 3, 2005, beginning at 1:00 p.m. local time, or at such other time and place to which the annual meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors of the Company. The proxy materials relating to the annual meeting are first being mailed to stockholders entitled to vote at the meeting on or about April 6, 2005.

ABOUT THE MEETING

What is the purpose of the annual meeting?

     At the Company’s annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of nine directors, the adoption of the 2005 Stock Incentive Plan and the ratification of independent auditors. In addition, the Company’s management will report on the progress of the Company and respond to questions from stockholders.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, March 14, 2005, are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or any postponement or adjournment of the meeting.

     At the close of business on March 14, 2005, there were 22,247,924 outstanding shares of the Company’s common stock, which are entitled to cast 22,247,924 votes.

Who can attend the meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Others may attend the meeting at the discretion of the Company. No admission tickets are required this year.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares on the record date will constitute a quorum, permitting the Company to conduct its business at the annual meeting. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote by proxy before the meeting?

Before the meeting, you may vote your shares in one of the following three ways:

•	By Internet at www.voteproxy.com.

•	By Telephone (from the United States and Canada only) at 1-800-PROXIES (1-800-776-9437).

•	By mail by completing, signing, dating and returning the enclosed proxy card in the postage paid envelope provided.

Please refer to the proxy card for further instructions on voting via the Internet and by Telephone.

Please use only one of the three ways to vote.

     Please follow the directions on your proxy card carefully. If your shares are held in a brokerage account in the name of your bank or broker (this is called “street name”), your ability to vote those shares by telephone or via the Internet depends on the voting procedures used by your broker. You may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

May I vote my shares in person at the meeting?

     Yes. You may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or telephone. Whether or not you plan to attend the meeting, however, we encourage you to vote your shares by proxy before the meeting. Please note that if your shares are held in “street name” and you wish to vote at the meeting, you will not be permitted to do so unless you first obtain a legal proxy issued in your name from the broker, bank or nominee that holds your shares.

What if I submit a proxy and then change my mind?

      You may revoke your proxy at any time before it is exercised by:

•	filing with the Secretary of the Company a notice of revocation; or

•	sending in another duly executed proxy bearing a later date; or

•	attending the meeting and casting your vote in person.

What are the Board’s recommendations?

     Unless you give other instructions on your proxy card, the persons named on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth together with a description of each item requiring a vote in this proxy statement. In summary, the Board recommends a vote FOR election of the nominated slate of directors, FOR the adoption of the 2005 Stock Incentive Plan, and FOR the ratification of independent auditors.

     With respect to any other matter that properly comes before the meeting, the proxyholders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

     Election of Directors. The nine nominees who receive the most votes will be elected to the Board of Directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     Other Items. For each other item the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a vote against a proposal.

     Effect of Broker Non-Votes. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon, such as the adoption of the 2005 Stock Incentive Plan. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Can I exercise rights of appraisal or other dissenters’ rights?

     Under Delaware law, holders of our voting stock are not entitled to demand appraisal of their shares or exercise similar rights of dissenters as a result of the approval of any of the proposals to be presented at the annual meeting.

Who pays for the cost of this proxy solicitation?

     We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. In addition to the solicitation of proxies by mail, proxies may be solicited in person, by telephone or by facsimile by officers, directors and regular employees of the Company, none of whom will receive additional compensation for those services.

Election of Directors
(Proposal No. 1)

General

     A board consisting of nine (9) directors is to be elected at the annual meeting. Seven of the nominees named below are presently directors of the Company. Two of the present directors, Neville J. Katz and Robert M. Whyte, have decided not to stand for re-election. In order to fill the two resulting vacancies, the Nominating Committee, on behalf of the Board of Directors, has nominated Barry R. Barkley, who currently serves as Executive Vice President and Chief Financial Officer of the Company, and J. Brandon Black, who currently serves as President and Chief Operating Officer of the Company. Pursuant to a management succession plan described below under “Executive Officers and Compensation,” after the annual meeting certain changes will occur in the positions held by Messrs. Barkley and Black and Carl C. Gregory, III, who currently serves as a Director, Vice Chairman and Chief Exective Officer.

     In the event that any nominee named below is unable or declines to serve as a director, the Board of Directors may reduce the size of the board or may designate an alternate nominee to fill the vacancy. If a substitute nominee is named, the proxyholders will vote the proxies held by them for the election of such person, unless contrary instructions are given. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting of stockholders or until his or her successor has been elected and qualified.

Vote Required

     If a quorum is present and voting, the nine (9) nominees receiving the highest number of votes will be elected to the Board of Directors.

The Board of Directors recommends a vote FOR election of each of the director nominees.

Nominees

     The names of the nominees, and certain information about them are set forth below:

Name of Nominee	Age	Title
Barry R. Barkley	61	Executive Vice President and Chief Financial Officer
J. Brandon Black	37	President and Chief Operating Officer
Raymond Fleming	49	Director
Carl C. Gregory, III	60	Director, Vice Chairman and Chief Executive Officer
Eric D. Kogan	41	Director
Alexander Lemond	30	Director
Richard A. Mandell	62	Chairman of the Board of Directors
Peter W. May	62	Director
Nelson Peltz	62	Director

     BARRY R. BARKLEY. Mr. Barkley joined the Company in May 2000 and currently serves as Executive Vice President and Chief Financial Officer. From March 1998 until joining the Company, Mr. Barkley was the Chief Financial Officer of West Capital Financial Services Corp. In October 1995, Mr. Barkley joined Great Western Financial Corporation as the Corporate Controller reporting to the Vice Chairman. From August 1990 to September 1995, Mr. Barkley was with Banc One Corporation, first as Chief Financial Officer and as a member of the Board of Directors of Bank One, Texas, N.A. and from January 1994, serving as Executive Director, Corporate Reengineering. Mr. Barkley received a bachelor’s degree from Purdue University in 1966 and received an MBA from Indiana University in 1970.

     J. BRANDON BLACK. Mr. Black joined the Company in May 2000. He has served as President and Chief Operating Officer since October 2004 and previously served as Executive Vice President and Chief Operating Officer from May 2000 to October 2004. From March 1998 until joining the Company, Mr. Black was the Senior Vice President of Operations for West Capital Financial Services Corp. Prior to joining West Capital, Mr. Black worked for First Data Resources during the period of September 1997 through April 1998 and for Capital One Financial Corporation from June 1989 until August 1997. Mr. Black received a bachelor’s degree from the College of William and Mary in 1989 and an MBA from the University of Richmond in 1996.

     RAYMOND FLEMING. Mr. Fleming has served as a director of the Company since June 2001. Since August 1999, Mr. Fleming has been the Treasurer of Consolidated Press Holdings Limited, an affiliate of the Company’s largest stockholder. From May 1997 to August 1999, Mr. Fleming was a banker with BT Australia Ltd., an investment banking firm. Prior to that, Mr. Fleming had worked within the Australian banking industry since 1982. Mr. Fleming holds a Bachelor of Economics degree from the University of Sydney and is a Fellow of the Australian Institute of Chartered Accountants.

     CARL C. GREGORY, III. Mr. Gregory has served as a director of the Company since May 2000. Since October, 2004, Mr. Gregory has also served as Vice Chairman and Chief Executive Officer and previously served as President and Chief Executive Officer from May 2000 to October 2004. Prior to joining the Company, Mr. Gregory was Chairman, President and Chief Executive Officer of West Capital Financial Services Corp. for the period beginning January 1998. Prior to joining West Capital, Mr. Gregory was Managing Partner of American Western Partners, a private investment firm, from January 1996 through January 1998. From 1993 through 1995, Mr. Gregory was Chairman, President and Director of MIP Properties, Inc., a public real estate investment trust. Mr. Gregory received his undergraduate degree in Accounting from Southern Methodist University and an MBA from the University of Southern California.

     ERIC D. KOGAN. Mr. Kogan served as Chairman of the Board of Directors of the Company from February 1998 until October 2004. Since April 2002, Mr. Kogan has been a Partner of Clarion Capital Partners, a private equity firm based in New York. From April 1993 to April 2002, Mr. Kogan was an officer of Triarc Companies, Inc., a holding company and, through its subsidiaries, the franchisor of the Arby’s restaurant system (“Triarc”), and certain of its subsidiaries, most recently serving as Triarc’s Executive Vice President of Corporate Development. Prior thereto, Mr. Kogan was Vice President Corporate Development of Trian Group, Limited Partnership (“Trian Group”), which provided investment banking and management services for entities affiliated with Mr. Peltz and Mr. May, from September 1991 to April 1993. Mr. Kogan received his undergraduate degree from the Wharton School of the University of Pennsylvania and an MBA from the University of Chicago.

     ALEXANDER LEMOND. Mr. Lemond has served as a director of the Company since October 2002. He is currently a private investor and consultant. From December 1997 to December 2004, Mr. Lemond was an employee of Triarc Companies, Inc., most recently serving as Vice President, Corporate Development. Prior thereto, he was an analyst in the mergers and acquisitions group at Salomon Smith Barney from July 1996 to December 1997. Mr. Lemond holds a BSE degree from the Wharton School of the University of Pennsylvania.

     RICHARD A. MANDELL. Mr. Mandell has served as the Chairman of the Board of Directors since October 2004 and has served as a director of the Company since June 2001. He is currently a private investor and financial consultant. Mr. Mandell was a Vice President — Private Investments of Clariden Asset Management (NY) Inc., a subsidiary of Clariden Bank, a private Swiss bank, from January 1996 until February 1998. From 1982 until June 1995, Mr. Mandell served as a Managing Director of Prudential Securities Incorporated, an investment banking firm. He also serves as a director of Sbarro, Inc. and The Smith & Wollensky Restaurant Group, Inc. Mr. Mandell holds a BSE degree from the Wharton School of the University of Pennsylvania and is a Certified Public Accountant.

     PETER W. MAY. Mr. May has served as a director of the Company since February 1998. Mr. May has served since April 1993 as a director and as President and Chief Operating Officer of Triarc. Since April 1993, he has also been a director or manager and officer of certain of Triarc’s subsidiaries. From its formation in January 1989 to April 1993, he was President and Chief Operating Officer of Trian Group. Mr. May was President and Chief Operating Officer of Triangle Industries, Inc., a manufacturer of packaging products, copper electrical wire and cable and steel conduit and currency and coin handling products, from 1983 until December 1988. Mr. May holds BA and MBA degrees from the University of Chicago.

     NELSON PELTZ. Mr. Peltz has served as a director of the Company since January 2003 and previously served as a director of the Company from February 1998 until October 2001. Mr. Peltz has been a director and the Chairman and Chief Executive Officer of Triarc since April 1993. Since then, he has also been a director or manager and officer of certain of Triarc’s subsidiaries. From its formation in January 1989 to April 1993, Mr. Peltz was Chairman and Chief Executive Officer of Trian Group. From 1983 to December 1988, he was Chairman and Chief Executive Officer and a director of Triangle Industries, Inc. Mr. Peltz attended the Wharton School of the University of Pennsylvania.

How are directors compensated?

     Messrs. Kogan, Lemond and Mandell each receive a $25,000 annual retainer fee and a $1,000 per meeting fee for attendance at Board or committee meetings. As compensation for his service as Chairman of the Board, Mr. Mandell receives an additional $60,000 annual retainer fee. In addition, Mr. Kogan has been granted stock options to purchase an aggregate of 25,000 shares of the Company’s common stock and Mr. Mandell has been granted stock options to purchase an aggregate of 100,000 shares of the Company’s common stock. Directors who represent or are affiliated with significant stockholders receive no annual retainer fee and no per meeting fee. All directors are, however, reimbursed for their out-of-pocket expenses incurred in attending Board or committee meetings. The Company has also entered into indemnification agreements with each of its directors under which it has agreed to indemnify them to the fullest extent authorized by law against certain expenses and losses arising out of certain claims related to the fact that such person is or was a director of the Company or served the Company in certain other capacities.

How often did the Board meet during fiscal 2004?

     The Board of Directors met in person or acted by written consent 8 times during 2004. Each incumbent director who is a nominee for reelection attended at least 75% of the meetings of the Board of Directors and its committees that he was eligible to attend in 2004.

What standing committees has the Board established?

     The Board of Directors has standing Audit, Nominating and Compensation Committees. The current members of these Committees are as follows:

Name	Audit Committee	Nominating Committee	Compensation Committee
Eric D. Kogan	X	X

Alexander Lemond	X		X

Peter W. May		X	X

Richard A. Mandell	X

Nelson Peltz			X

Raymond Fleming			X

     The Company’s Board of Directors has adopted written charters for each of its standing committees, and each of those written charters is available on the Company’s website at www.encorecapitalgroup.com. Click on “Investors,” then “Corporate Governance” and then see “Committee Charters.” Please note that the information contained on our website is not incorporated by reference in, or considered to be a part of, this document.

     Audit Committee. The Audit Committee is responsible for assisting the Board in oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In performing its duties, the Audit Committee appoints the Company’s independent auditors, approves audit and non-audit fees, reviews and evaluates the Company’s financial statements, accounting principles and system of internal controls regarding finance, accounting, legal compliance and ethical behavior and considers other appropriate matters regarding the financial affairs of the Company. The Audit Committee met in person or acted by written consent 6 times during 2004.

     Compensation Committee. The Compensation Committee acts on matters relating to the compensation of directors, senior management, and key employees, including the granting of stock options. The Compensation Committee met in person or acted by written consent 4 times during 2004.

     Nominating Committee. The functions of the Nominating Committee are to recommend to the Board of Directors prior to each annual meeting of stockholders, a slate of nominees for election as directors at such meeting; and to recommend to the Board nominees to fill vacancies in membership of the Board as they occur among the directors. The Nominating Committee met in person or acted by written consent once during 2004.

     Prior to each annual meeting of stockholders, the Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating Committee or the Board decides not to nominate a member for re-election, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria below. Current members of the Nominating Committee and Board and management are polled for suggestions as to individuals meeting the applicable criteria. Research may also be performed to identify qualified individuals. Although the Company has never engaged third parties to assist in the identification and/or evaluation of potential nominees, it may do so in the future, in which case the third party would receive a fee for its services.

     The factors that the Nominating Committee will consider in evaluating prospective director nominees include the following:

•	the appropriate size of the Board;

•	a candidate’s knowledge, skills and experience, including experience in business, finance, accounting or administration, in light of prevailing business conditions, the needs of the Company and the knowledge, skills and experience already possessed by other members of the Board;

•	whether a candidate is “independent,” as defined by applicable Nasdaq rules and whether circumstances exist that may create the appearance of a conflict of interest;

•	a candidate’s familiarity with accounting rules and practices applicable to the Company’s business;

•	a candidate’s character, integrity and reputation for working constructively with others;

•	whether a candidate has sufficient time available to devote to the duties of a director of the Company;

•	the importance of maintaining productive working relationships among the Board members and between the Board and management for the benefit of all stockholders; and

•	recognition of both the considerable benefit of continuity and the fresh perspective provided by the periodic introduction of new members.

     The Nominating Committee will consider stockholder nominations for directors submitted in accordance with the procedure set forth in Section 3.14 of the Company’s Bylaws. There are no differences in the manner in which the Nominating Committee evaluates a candidate that is recommended for nomination for membership on the Company’s Board by a stockholder. The procedure provides that a notice relating to the nomination must be timely given in writing to the secretary of the Company prior to the meeting. To be timely, the notice must be delivered within the time permitted for submission of a stockholder proposal as described under “Stockholder Proposals.” Such notice must be accompanied by the nominee’s written consent, contain information relating to the business experience and background of the nominee and contain information with respect to the nominating stockholder and persons acting in concert with the nominating stockholder. The Nominating Committee has not received any recommended nominations from any of the Company’s stockholders in connection with the Annual Meeting.

Corporate Governance

     Director Independence. The Board of Directors has determined that each member of the Board’s Audit, Compensation and Nominating Committees is independent within the meaning of the rules of The Nasdaq Stock Market, based on the Board’s application of the standards set forth in Section 301 of the Sarbanes-Oxley Act of 2002, Rule 10A-3 under the Securities Exchange Act of 1934 and Nasdaq Rules 4200 and 4350. The Board of Directors has also determined that Messrs. Fleming, Kogan, Lemond, Mandell, May and Peltz are “independent” within the meaning of Nasdaq Rule 4200(a)(15).

     Audit Committee Financial Expert. The Board of Directors has determined that at least one member of the Audit Committee, Mr. Mandell, is an Audit Committee Financial Expert as defined in Securities and Exchange Commission (“SEC”) regulations.

     Code of Ethics. Our Board of Directors has adopted a Code of Ethics applicable to all employees, officers and directors. A copy of the Code of Ethics is available on our website at www.encorecapitalgroup.com. Click on “Investors,” then “Corporate Governance” and then “Code of Ethics.” We may post amendments to or waivers of the provisions of the Code of Ethics, if any, made with respect to any of our Directors and executive officers on that website. Please note that the information contained on our website is not incorporated by reference in, or considered to be a part of, this document.

     Communications with Directors. The Company has not adopted a formal process for stockholder communications with the Board; however, stockholders can contact the Board or an individual Director by writing to: Board of Directors, Encore Capital Group, Inc., 8875 Aero Drive, Suite 200, San Diego, CA 92123, Attention: Corporate Secretary. Absent unusual circumstances or as contemplated by committee charters, communications received in writing are distributed to members of the Board as appropriate depending on the facts and circumstances outlined in the communication received.

     Executive Sessions of Non-Employee Directors. Non-employee Board members meet without management present at least twice a year following regularly scheduled Board Meetings. The Chairman, Mr. Mandell, presides over meetings of the non-employee directors.

     Policy Regarding Directors Attendance at Annual Meetings. The Company does not have a policy that requires the attendance of all directors at the Annual Meetings. Messrs. Gregory, Katz, Kogan, Lemond, Mandell, May and Peltz attended the 2004 Annual Meeting in person or by conference telephone.

EXECUTIVE OFFICERS AND COMPENSATION

     Our management presently consists of the persons set forth in the following table, in addition to Carl C. Gregory, III, our Vice Chairman and Chief Executive Officer, who is named above as a Director, and our Executive Vice President and Chief Financial Officer, Barry R. Barkley, and President and Chief Operating Officer, J. Brandon Black, who are named above as director nominees.

     Pursuant to the management succession plan adopted by the Company, the following changes in management will be made after the annual meeting. On May 3, 2005, Mr. Barkley will cease to serve as the Chief Financial Officer of the Company but will continue to serve as a Director and as a consultant to the Company. In his place, Mr. Grinberg, who currently serves as Senior Vice President of Finance, will be designated to serve as the Chief Financial Officer. On October 3, 2005, Mr. Gregory will step down as the Chief Executive Officer but will continue to serve as Vice Chairman. At that time, Mr. Black, who currently serves as the Company’s President and Chief Operating Officer, also will be designated the Chief Executive Officer.

Name	Age	Position
George R. Brooker	41	Vice President and Controller

Paul Grinberg	43	Senior Vice President of Finance

Alison James	39	Senior Vice President of Human Resources

Robin R. Pruitt	47	Senior Vice President, General Counsel and Secretary

John R. Treiman	43	Senior Vice President and Chief Information Officer

     GEORGE R. BROOKER. Mr. Brooker joined the Company in June 2002 and serves as Vice President and Controller. From December 1999 until joining the Company, Mr. Brooker was a consultant with Visionary Solutions, LLP a management consulting firm specializing in early stage companies. From January 1997 to November 1999, he served as Vice President of Finance for Ziro Holdings Corporation, a manufacturer and distributor of home furnishings. From August 1995 to November 1996, Mr. Brooker was a financial management associate at Textron, Inc., a Fortune 500 multi-industry company. Additionally, Mr. Brooker spent several years as a CPA with Coopers & Lybrand. Mr. Brooker received a bachelor’s degree from San Diego State in 1987 and an MBA from Duke University in 1995.

     PAUL GRINBERG. Mr. Grinberg joined the Company in September 2004 and serves as Senior Vice President of Finance. From May 2003 until joining the Company, Mr. Grinberg was the founder and President of Brio Consulting Group, a company that helped venture and private equity backed companies with strategy, M&A, business planning and interim CFO services. From May 2000 until April 2003, Mr. Grinberg served as Chief Financial Officer of Stellcom, Inc., a systems integration firm focused on providing mobile and wireless engineering solutions to Fortune 1000 companies. From February 1997 until April 2000, Mr. Grinberg served as Executive Vice President and Chief Financial Officer of TeleSpectrum Worldwide, Inc., a publicly traded company that provided outsourced call center solutions to Fortune 500 companies. From September 1983 until January 1997, Mr. Grinberg was employed at Deloitte & Touche LLP, where he served in several capacities, the most recent of which was as a partner in the firm’s Merger and Acquisition Services Group. Mr. Grinberg also serves as a director, Chairman of the audit committee and member of the compensation and nominating committees of Bank of Internet USA, an FDIC insured internet-only bank. Mr. Grinberg received his bachelor’s degree in accounting from Yeshiva University in 1983 and his MBA from Columbia University in 1989.

     ALISON JAMES. Ms. James joined the Company in April 2003 and serves as Senior Vice President, Human Resources. From January 2002 to March 2003, Ms. James was Director of Human Resources for the sales, marketing and customer service and support organizations within Gateway, Inc. Prior to this position, from June 1999 to December 2001, she managed various human resources and organizational development functions for the international and domestic operations of Gateway. From September 1988 to May 1999, Ms. James was employed by Mars, Inc., where she held a number of different management positions over a period of 11 years covering human resources, supply chain, manufacturing and sales. Ms James received a bachelor’s degree in Management Studies and French from the University of Bradford in 1988.

     ROBIN R. PRUITT. Ms. Pruitt joined the Company in September 2001 and serves as Senior Vice President, General Counsel and Secretary. From June 2000 until joining the Company, Ms. Pruitt was Vice President and General Counsel of Mitchell International, Inc., a developer of claims estimating systems for insurance industries. Ms. Pruitt served as a Vice President of the Company during May and June 2000, and prior to that was Vice President and General Counsel of West Capital Financial Services Corp. from November 1998 to May 2000. From May 1995 to January 1998, Ms. Pruitt served as General Counsel of ComStream Corporation, a designer and manufacturer of satellite communications equipment. Ms. Pruitt received a bachelor’s degree in Finance and Economics from the University of South Carolina in 1978 and a JD degree from Boston University School of Law in 1983.

     JOHN R. TREIMAN. Mr. Treiman joined the Company in May 2000 and serves as Senior Vice President and Chief Information Officer. From August 1998 until joining the Company, Mr. Treiman was a Vice President and the Chief Information Officer of West Capital Financial Services Corp. From January 1996 through July 1998, Mr. Treiman served as Vice President and Chief Information Officer for Frederick’s of Hollywood. Additionally, Mr. Treiman served as Vice President and Chief Information Officer for The Welk Group and spent several years consulting with KPMG Peat Marwick. Mr. Treiman received a bachelor’s degree from UCLA in 1983 and received an MBA from the University of Southern California in 1986.

EXECUTIVE COMPENSATION SUMMARY

     The following table sets forth, for the fiscal years ended December 31, 2004, 2003 and 2002, respectively, the compensation awarded to or paid by the Company and its subsidiaries to each person who served as the Company’s Chief Executive Officer during 2004, 2003 and 2002, and its most highly compensated executive officers as of December 31, 2004 (the “Named Executive Officers”).

					Long-Term Compensation
					Awards		Payouts
		Annual Compensation			Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	All Other
Name and		Salary	Bonus	Compensation	Award(s)	Options/	Payouts	Compensation
Principal Position	Year	($)	($)	($)	($)	SARs	($)	($)(1)
Carl C. Gregory, III	2004	$397,754	$578,813					$91,125	(2)
Director, President	2003	365,144	521,115			100,000		2,327,795	(3)
and Chief Executive	2002	350,000	525,000			208,333		28,192	(4)
Officer

J. Brandon Black	2004	$281,647	$413,438					$3,545
Executive Vice	2003	234,736	372,225			100,000		1,503,253	(5)
President and Chief	2002	225,000	337,500			208,333		21,218	(6)
Operating Officer

Barry R. Barkley	2004	$283,450	$413,438					$44,018	(7)
Executive Vice	2003	260,817	372,225			100,000		1,540,282	(8)
President and Chief	2002	250,000	337,500			208,333		30,335	(9)
Financial Officer

Robin R. Pruitt	2004	$215,962	$120,000			12,500		$22,775	(10)
Senior Vice President,	2003	197,981	110,000			37,500		18,025	(11)
General Counsel and	2002	185,000	92,500					10,674	(12)
Secretary

John R. Treiman	2004	$205,164	$125,000			25,000		$518,953	(13)
Senior Vice President	2003	188,654	95,000			37,500		381,114	(14)
and Chief Information	2002	176,538	87,500					11,320	(15)
Officer

(1)	Includes 401(k) plan matching contributions and term life insurance premiums paid by the Company.

(2)	Includes non-qualified plan matching contributions of $65,139 and health insurance premiums of $21,838 paid by the Company.

(3)	Includes non- qualified plan matching contributions of $65,625; health insurance premiums of $8,537 paid by the Company; and stock option exercise income of $2,250,000. Stock option exercise income is calculated as the difference between the exercise price and the fair market value of the stock on the date of exercise, and is taxed as ordinary income whether or not the stock is sold upon exercise. In connection with a secondary public offering of the Company’s common stock in October 2003, Mr. Gregory exercised options to purchase 225,000 shares, sold 107,756 of those shares to generate sufficient cash to pay the exercise price and withholding taxes due upon exercise of the total number of shares exercised, and retained ownership of the remaining 117,244 shares.

(4)	Includes non-qualified plan matching contributions of $25,000 paid by the Company.

(5)	Includes stock option exercise income of $1,500,000. In connection with a secondary public offering of the Company’s common stock in October 2003, Mr. Black exercised options to purchase 150,000 shares, sold 71,838 of those shares to generate sufficient cash to pay the exercise price and withholding taxes due upon exercise of the total number of shares exercised, and retained ownership of the remaining 78,162 shares.

(6)	Includes non-qualified plan matching contributions of $11,250 and flexible variable universal life insurance premiums of $6,934 paid by the Company.

(7)	Includes non-qualified plan matching contributions of $40,473 paid by the Company.

(8)	Includes non-qualified plan matching contributions of $37,000 and stock option exercise income of $1,500,000. Stock option exercise income is calculated as the difference between the exercise price and the fair market value of the stock on the date of exercise, and is taxed as ordinary income whether or not the stock is sold upon exercise. In connection with a secondary public offering of the Company’s common stock in October 2003, Mr. Barkley exercised options to purchase 150,000 shares, sold 71,838 of those shares to generate sufficient cash to pay the exercise price and withholding taxes due upon exercise of the total number of shares exercised, and retained ownership of the remaining 78,162 shares.

(9)	Includes non-qualified plan matching contributions of $27,625 paid by the Company.

(10)	Includes non-qualified plan matching contributions of $19,500 paid by the Company.

(11)	Includes non-qualified plan matching contributions of $14,813 paid by the Company.

(12)	Includes non-qualified plan matching contributions of $1,838 and flexible variable universal life insurance premiums of $6,819 paid by the Company.

(13)	Includes non-qualified plan matching contributions of $17,883 and stock option exercise income of $474,832. Stock option exercise income is calculated as the difference between the exercise price and the fair market value of the stock on the date of exercise, and is taxed as ordinary income whether or not the stock is sold upon exercise.

(14)	Includes non-qualified plan matching contributions of $14,711 paid by the Company and stock option exercise income of $363,200.

(15)	Includes non-qualified plan matching contributions of $8,349 paid by the Company.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning grants of stock options to the Named Executive Officers during the year ended December 31, 2004. The Company does not maintain an option or other stock based plan that provides for the grant of stock appreciation rights (“SARS”).

	Individual Grants
	Number of	Percent of			Potential Realizable Value at
	Securities	Total Options/			Assumed Annual Rates of
	Underlying	SARs Granted			Stock Price Appreciation for
	Options/ SARs	to Employees in	Exercise Price	Expiration	Option Term (1)
Name	Granted	Fiscal Year	($ Per Share)	Date	5% ($)	10% ($)
Carl C. Gregory, III	0	0	—	—	—	—

J. Brandon Black	0	0	—	—	—	—

Barry R. Barkley	0	0	—	—	—	—

Robin R. Pruitt	12,500	2.4	$16.17	4/7/2014	$329,240	$524,260

John R. Treiman	25,000	4.8	$16.17	4/7/2014	$658,481	$1,048,520

(1)	These rates of appreciation have been provided for illustrative purposes only. Such rates do not represent expected or forecasted appreciation.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTIONS

     The following table sets forth information concerning option exercises and option holdings for 2004 with respect to the Named Executive Officers.

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised
	Acquired		Options/SARs at		In-The-Money Options/
	On	Value	Fiscal Year-End(2)		SARs at Fiscal Year-End(1) (2)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Carl C. Gregory, III	0	0	141,667	241,666	$2,560,504	$5,273,905
J. Brandon Black	0	0	101,667	241,666	$1,649,304	$5,273,905
Barry R. Barkley	0	0	116,667	241,666	$1,991,004	$5,273,905
Robin R. Pruitt	0	0	50,000	75,000	$1,135,250	$1,511,375
John R. Treiman	26,800	$474,832	34,500	50,000	$782,160	$752,250

(1)	Options are considered “in the money” if the fair market value of the underlying securities exceeds the exercise price of the options. These values are based on the December 31, 2004 closing price of the Common Stock of $23.78 per share on The Nasdaq Stock Market, less the per share exercise price. The options may never be exercised and the value, if any, will depend on the actual share price at the time of exercise. The March 30, 2005 closing price of the Common Stock on The Nasdaq Stock Market was $14.36.

(2)	Information with respect to the number of underlying shares and value of options that are exercisable and unexercisable is provided as of December 31, 2004. In connection with the Company’s management succession plan, which is described under the heading “Executive Officers and Compensation,” the vesting provisions of the three option grants to Messrs. Gregory, Black and Barkley on September 11, 2002 have been revised by the Compensation Committee as follows: Under the revised vesting dates, 50% of the options to purchase 208,333 shares granted to each of Messrs. Gregory and Barkley will vest on May 3, 2005 immediately following the annual meeting and the remaining 50% will vest on May 3, 2006. One-third of the option to purchase 208,333 shares granted to Mr. Black will vest on May 3, 2005 immediately following the annual meeting; an additional one-third will vest on May 3, 2006; and the final one-third will vest on September 11, 2007. Under the revised vesting provisions, vesting may be accelerated under certain circumstances. As of our fiscal year end, none of these options was exercisable. Each of the grants originally vested upon the earlier of September 11, 2007 (five years) or the occurrence of an equity event as specified in the respective option agreements. The Compensation Committee of the Board of Directors has reviewed the succession plan and made a determination that there is not a termination of services as defined in the Plan as a result of the planned changes in duties of Messrs. Gregory and Barkley set forth in the management succession plan.

Employment Agreements and Related Matters

     Employment and Severance Agreements. In March 2002, the Company entered into employment agreements with two of its executive officers, Messrs. Gregory and Black. These agreements generally provide for one-year terms with automatic renewals, base compensation aggregating approximately $698,000 per year, plus incentive compensation, as defined in the respective agreements, and non-competition provisions. The agreements provide for severance payments over periods between one year and one and a half years upon termination without cause, as defined in the respective agreements. In September 2004, the Company entered into an agreement with Mr. Grinberg that provides for severance payments of up to twelve months’ base salary in the event of termination for Cause, due to death or disability or following a Change of Control or upon resignation for Good Reason, as those terms are defined in the agreement. Messrs. Gregory and Black are currently in negotiations with the Compensation Committee regarding certain changes to their respective agreements consistent with the management succession plan adopted by the Board.

     Performance-Based Bonuses. The Company maintains a cash bonus plan for individuals, including executive officers, who are deemed key to the Company’s performance. The amounts of such bonuses are based on the Company’s financial performance, quantifiable individual performance and management’s evaluation of each eligible individual’s contribution.

     1999 Equity Participation Plan. The Board of Directors has adopted the 1999 Equity Participation Plan as a part of the Company’s ongoing program to provide senior management with incentives linked to corporate performance. The plan is designed to provide senior management and key employees with stock based incentives which are intended to provide competitive long-term incentive opportunities and tie executive long-term financial gain to increases in the Company’s stock price.

     Officers, directors, and employees of the Company and its subsidiaries and affiliates, as well as key consultants to the Company and its subsidiaries and affiliates, are eligible to receive grants of stock options under the plan.

     The Compensation Committee of the Board of Directors administers the plan. No member of the Board or the Compensation Committee is liable for any action or determination made in good faith with respect to the plan or any option granted under the plan. The Company pays all of the expenses of administering the plan.

     An aggregate of 3,300,000 shares of the Company’s common stock were available for awards under the plan, of which 332,498 remained available as of March 30, 2005 and will become available for grant under the 2005 Stock Incentive Plan if that plan is approved by the Company’s stockholders at the annual meeting. Shares subject to an option that terminates or expires without being exercised are again made available for grant under the plan. The exercise price of any options granted under the plan is determined by the Board, but may not be less than 85% of the fair market value of the stock on the date of grant.

     The plan is not subject to the Employment Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code (the “Code”).

     The plan may be amended or terminated by the Board, but the Board must obtain stockholder approval prior to modifying or terminating the plan if such approval is required to comply with any tax or regulatory requirement. In addition, no amendment may be made that will adversely affect in any material way the rights of any participant under any award previously granted under the plan without that participant’s written consent. The plan will terminate if the 2005 Stock Incentive Plan is approved by the Company’s stockholders at the annual meeting; however, the terms of the plan will continue to govern the options granted under the plan prior to its termination.

     401(k) Plan. The Company maintains a 401(k) Salary Deferral Plan under which eligible employees may voluntarily contribute up to a maximum percentage of compensation, subject to Internal Revenue Code limitations. The Company may match a percentage of employee contributions. During 2004, the Company matched 25% of employee contributions.

     Deferred Compensation Plan. Effective March 1, 2002, the Company adopted a non-qualified deferred compensation plan for its senior management. This plan permits deferral of a portion of compensation until a specified period of time. The use of plan assets is legally restricted to distributions to participants or creditors in the event of bankruptcy. The Company may match a percentage of employee contributions at its discretion. During 2004, the Company matched 25% of employee contributions. During 2005, in lieu of matching contributions, the Company made contributions to the Company’s Nonqualified Deferred Compensation Plan on behalf of certain of the Company’s executive officers and key employees. Subject to the recipient’s continued employment with the Company and continued satisfactory performance, the contributions vest as follows: 30% vests after one year, 30% vests after two years, and the remaining 40% vests after three years.

     2005 Stock Incentive Plan. On March 30, 2005, the Board of Directors of the Company adopted a new stock incentive plan entitled the “Encore Capital Group, Inc. 2005 Stock Incentive Plan” for Board members, employees, officers, and executives of, and consultants and advisors to, the Company. The Plan was effective as of the date approved by the Board, subject to approval by the Company’s stockholders at the annual meeting. The 2005 Stock Incentive Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, performance shares, and performance-based awards to eligible individuals. An aggregate of 1,500,000 shares of the Company’s common stock are available for awards under the 2005 Plan, plus ungranted shares of Stock that were available for future awards under the 1999 Plan as of the date of adoption of the 2005 Plan. Shares subject to an option granted under either the 1999 Plan or the 2005 Plan that terminates or expires without being exercised are again made available for grant under the 2005 Plan. The purpose of the 2005 Stock Incentive Plan is to promote the success, and enhance the value, of the Company by linking the personal interest of participants to those of Company stockholders and by providing participants with an incentive for outstanding performance.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors. The members of the Compensation Committee are not employees of the Company. The Compensation Committee determines the compensation of the Company’s executive officers and administers the Company’s stock option plans.

     Overview. Incentive compensation arrangements are the cornerstone of the Compensation Committee’s executive compensation policies. The Company’s compensation philosophy is to establish and maintain compensation plans, including base salaries, bonus plans and equity-based compensation plans, that will attract and retain qualified executive officers and key employees necessary for the continued successful operation and growth of the Company and ensure that management is rewarded appropriately for its contributions to Company growth and profitability in alignment with the Company’s objectives and stockholder interests.

     The Company’s executive compensation package consists of three components: base salary and related benefits; annual cash bonus incentives; and stock-based compensation incentives. The Compensation Committee reviews each of these components in developing an incentive compensation packages for the Company’s executive officers. The Compensation Committee strives to develop compensation packages for the Company’s executive officers that encourage superior individual and

Company-wide performance, serve to retain those executive officers that perform well, and lead to increased stockholder value. Each component of the Company’s executive compensation package is discussed below.

     Base Salary and Benefits. The Company’s philosophy is to pay base salaries that are commensurate with the executive’s experience and expertise, taking into account competitive market data for executives with similar backgrounds, experience and expertise. The factors considered by the Compensation Committee in making its evaluation and determination regarding the appropriateness of base salary include an assessment of each executive officer’s contribution to the Company; the responsibilities and experience of each executive officer; competitive market data, individual performance, and other relevant information regarding base salary structures; the terms of any applicable employment agreements; the detriment to the Company should the executive leave the Company’s employ; and recommendations of senior management. Ultimately, each executive officer receives a base salary and benefits based on his or her responsibilities, experience, and the Compensation Committee’s assessment of his or her contribution to the Company. The Compensation Committee reviews each executive officer’s base salary and benefits from time to time as it deems appropriate.

     Annual Incentive Bonuses. The second component of the Company’s executive compensation package is an annual incentive bonus. Officer bonuses under the Company’s annual performance-based cash incentive plan are computed using a sliding scale based upon achievement of the Company’s targeted operating measures, quantifiable individual performance and the Compensation Committee’s evaluation of each officer’s contribution. The factors the Compensation Committee may consider in making its evaluation and determination regarding the appropriateness of providing for, and making payments to the executive officers and key employees under, any bonus plan include corporate performance against targeted operating measures; performance and payment criteria specified in any applicable bonus plan; quantifiable individual performance and the Compensation Committee’s evaluation of each officer’s contribution, taking into account the recommendations of the CEO; and the availability of, and level of participation in, the Company’s deferred compensation plans. In addition, where appropriate, the Company may pay discretionary bonuses to certain executives. Bonuses paid to the Named Executive Officers for the year ended December 31, 2004 are shown in the Executive Compensation Summary above, and take into account the fact that the Company exceeded the 2004 targets for net collections retained, operating cash and net income.

     Stock-Based Compensation Incentives. The third component of the Company’s executive compensation package is stock-based compensation incentives, traditionally non-qualified stock options. Stock options granted to the executive officers and key employees typically vest over a three- or five- year period, though certain options granted to the Company’s current CEO, CFO and COO were originally scheduled to vest five years from the date of grant or, if earlier, upon the occurrence of certain events. The vesting of these options has been revised, as discussed below.

     The Compensation Committee periodically considers grants of options to the Company’s executive officers and key employees to more closely align the interests of the Company’s executive officers and key employees with the long-term interests of the Company and its stockholders. In considering stock option awards, the Compensation Committee considers issues of employee retention, taking into account the recipients’ compensation packages, responsibilities and performance, the Company’s performance, future corporate initiatives, the exercise price of options to be awarded and prior option grants.

     In connection with its review and approval of a management succession plan, the Compensation Committee of the Board of Directors revised the vesting provisions of the three option grants to Messrs. Gregory, Black and Barkley on September 11, 2002 as follows: Under the revised vesting dates, 50% of the options to purchase 208,333 shares granted to each of Messrs. Gregory and Barkley will vest on May 3, 2005 immediately following the annual meeting and the remaining 50% will vest on May 3, 2006.

One-third of the option to purchase 208,333 shares granted to Mr. Black will vest on May 3, 2005 immediately following the annual meeting; an additional one-third will vest on May 3, 2006; and the final one-third will vest on September 11, 2007. Under the revised vesting provisions, vesting may be accelerated under certain circumstances. As of our fiscal year end, none of these options was exercisable. Each of the grants originally vested upon the earlier of September 11, 2007 (five years from the date of grant) or an equity event as specified in the respective option agreements. In its review of the management succession plan, the Compensation Committee made a determination that there is not a termination of services as defined in the 1999 Equity Participation Plan as a result of the planned changes in duties of Messrs. Gregory and Barkley set forth in that plan. Accordingly, these options will continue to vest in accordance with their terms, including the accelerated vesting approved by the Compensation Committee, during Messrs. Gregory and Barkley’s tenure as members of the Board of Directors.

     Compensation of Chief Executive Officer. On May 22, 2000, Carl C. Gregory, III was hired as the President and Chief Executive Officer of the Company. Mr. Gregory and the Company have entered into an employment agreement dated as of May 22, 2000. The agreement is described in “Employment Contracts and Related Matters” above. The agreement resulted from arms-length negotiation between the Compensation Committee, represented by Mr. Kogan, and Mr. Gregory. The Compensation Committee believes that the compensation provisions contained in the agreement were necessary to secure Mr. Gregory’s continued employment with the Company and are in the best interests of the Company and its stockholders. Mr. Gregory’s current base salary is $397,451 per year. On March 11, 2005, Mr. Gregory was paid a bonus of $578,813 pursuant to the Company’s performance based incentive plan. Mr. Gregory is currently in negotiations with the Compensation Committee regarding certain changes to his employment agreement consistent with the management succession plan adopted by the Board.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Code limits the deductibility of executive compensation paid by publicly-held corporations to $1 million for each executive officer named in this proxy statement. The $1 million limitation generally does not apply to compensation that is considered performance-based. Non-performance-based compensation paid to the Company’s executive officers for the 2004 fiscal year did not exceed the $1 million limit per employee. The Company believes that its compensation policy satisfies Section 162(m). As a result, the Company believes that the compensation paid under this policy is not subject to limits of deductibility, though we cannot assure you that the Internal Revenue Service would reach the same conclusion. Though the Compensation Committee does not currently anticipate any restrictions on the future deductibility of compensation for the Company’s officers, it will not necessarily limit executive compensation to that deductible under Section 162(m).

Peter W. May, Chairman
Raymond Fleming
Alexander Lemond
Nelson Peltz

Compensation Committee Interlocks and Insider Participation

     None of the Company’s compensation committee members and none of the Company’s executive officers has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity, and no interlocking relationship existed in fiscal 2004.

STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the total cumulative stockholder return on the Company’s Common Stock for the period December 31, 1999 through December 31, 2004 with the cumulative total return of (a) the Nasdaq Index and (b) Asset Acceptance Capital Corp. (following its initial public offering in January 2004), Asta Funding, Inc. and Portfolio Recovery Associates, Inc. (following its initial public offering in September 2002), which we believe are comparable companies.

     The comparison assumes that $100 was invested on December 31, 1999 in the Company’s Common Stock and in each of the comparison indices.

Comparison of Five – Year Cumulative Total Returns
Performance Graph for
ENCORE CAPITAL GROUP, INC.

Produced on 02/21/2005 including data to 12/31/2004

Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business,

The University of Chicago. Used with permission. All rights reserved.	©Copyright 2005

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Public Offering

     During January 2005 certain selling stockholders sold 3,084,574 shares of common stock in an underwritten public offering. Pursuant to registration rights previously granted to such parties, the Company bore certain customary costs related to the offering on behalf of the selling stockholders. Among the selling stockholders were Messrs. Kogan and Whyte, directors of the Company; entities affiliated with Messrs. May and Peltz, directors of the Company; Mr. Barkley, an officer and director nominee of the Company; C. P. International Investments Limited, an affiliate of the employer of Raymond Fleming, a director of the Company; Madison West Associates Corp., an affiliate of Triarc and of Messrs. May and Peltz; and Edward P. Garden, a current officer and director of Triarc and the son-in-law of Mr. Peltz. Total offering expenses paid on behalf of the selling stockholders were approximately $500,000.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information concerning the beneficial ownership of the Company’s Common Stock as of March 30, 2005, by: (i) each director and director nominee of the Company, (ii) the Named Executive Officers, (iii) each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock, and (iv) all executive officers and directors as a group. Calculations of beneficial ownership are based on 22,258,924 shares of the Company’s common stock outstanding on March 30, 2005.

     Unless otherwise indicated, the address of each of the listed stockholders is 8875 Aero Drive, Suite 200, San Diego, California 92123. The number of shares includes shares of common stock owned of record by such person’s minor children and spouse and by other related individuals and entities over whose shares of common stock such person has custody, voting control or the power of disposition.

	Number of shares of	Percentage of
	common stock	Common Stock
Name & Address of Beneficial Owner	beneficially owned(1)	beneficially owned

Consolidated Press International Holdings Limited (2)	3,720,705	16.7%
54-58 Park Street, Sydney
NSW 2000, Australia

Nelson Peltz (3)	2,895,099	13.0%
c/o Triarc Companies, Inc.
280 Park Avenue
New York, NY 10017

Peter W. May (4)	2,081,525	9.4%
c/o Triarc Companies, Inc.
280 Park Avenue
New York, NY 10017

Frank DeSantis (5)	1,481,478	6.7%
c/o Copper Beech Capital Advisors LLC
540 Madison Avenue
33rd Floor
New York, New York

Triarc Companies, Inc. (6)	1,398,075	6.3%
280 Park Avenue
New York, NY 10017

Arbor Capital Management, LLC (7)	1,359,200	6.1%
One Financial Plaza
120 South Sixth Street
Suite 100
Minneapolis, MN 55402

Madison West Associates Corp. (8)	1,296,800	5.8%
c/o Triarc Companies, Inc.
280 Park Avenue
New York, NY 10017

Robert M. Whyte (9)	900,897	4.1%
c/o Audant Investments Pty Limited
Level 4 Quay West
111 Harrington Street
Sydney, NSW 2000, Australia

Carl C. Gregory, III (10)	258,811	1.2%

Eric D. Kogan (11)	127,757	*
c/o Clarion Capital Partners LLC
110 East 59th Street
New York, NY 10022

	Number of shares of	Percentage of
	common stock	Common Stock
Name & Address of Beneficial Owner	beneficially owned(1)	beneficially owned

Alexander Lemond	76,896	*

Neville J. Katz	44,000	*
c/o Audant Investments Pty Limited
Level 4 Quay West
111 Harrington Street
Sydney, NSW 2000, Australia

Barry R. Barkley (12)	66,667	*

J. Brandon Black (12)	101,667	*

Robin R. Pruitt (12)	60,667	*

John R. Treiman (12)	55,334	*

Richard Mandell (12)	30,001	*

All directors and executive officers of the Company as a group	3,931,506	17.3%
(16 persons) (13)

*	Less than one percent.

(1)	The numbers and percentages shown include the shares of Common Stock actually beneficially owned as of March 30, 2005, and the shares of Common Stock that the person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of Common Stock that the identified person or group had the right to acquire within 60 days of March 30, 2005, upon the exercise of options or warrants or the conversion of convertible securities are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.

(2)	According to Amendment No. 9 to Schedule 13D filed on January 25, 2005 by Consolidated Press International Holdings Limited (“CPIHL”) and C. P. International Investments Limited (“CPII”) to further supplement and amend the Schedule 13D originally filed by CPIHL and CPII on February 22, 2000, as supplemented and amended by Amendment No. 1 dated March 22, 2001, by Amendment No. 2 dated August 28, 2001, by Amendment No. 3 dated February 27, 2002, by Amendment No. 4 dated April 18, 2002, by Amendment No. 5 dated August 26, 2003, by Amendment No. 6 dated August 29, 2003, by Amendment No. 7 dated September 25, 2003, and by Amendment No. 8 to Schedule 13D filed on October 22, 2003, each of CPII and CPIHL may be deemed the beneficial owners of these shares. The shares reported include 3,720,705 shares directly owned by CPII. CPII has sole voting and dispositive power with respect to these shares. CPIHL may be deemed to have beneficial ownership by virtue of its ownership of 100% of the capital stock of CPII.

(3)	According to Amendment No. 7 to Schedule 13D filed on January 28, 2005 by Madison West Associates Corp. (“Madison West”), Triarc Companies, Inc. (“Triarc”), Nelson Peltz, Peter W. May and Neale M. Albert to further supplement and amend the Schedule 13D originally filed by such reporting persons and DWG Acquistions (“DWG”) on March 4, 2002, as supplemented and amended by Amendment No. 1 dated November 1, 2002, by Amendment No. 2 dated September 8, 2003, by Amendment No. 3 dated September 30, 2003, by Amendment No. 4 to Schedule 13D filed on October 9, 2003, by Amendment No 5 dated October 16, 2003, and by Amendment No. 6 dated December 23, 2004 (as so supplemented and amended, the “Madison West 13D”), as a general partner of the Peltz Family Limited Partnership (the “Peltz LP”), Mr. Peltz shares voting and dispositive power over the 1,497,024 shares directly owned by the Peltz LP. As a result of a voting agreement, Mr. Peltz and Mr. May may be deemed to beneficially own, in the aggregate, approximately 45.6% of the voting power of the outstanding Class A Common Stock and Class B Common Stock of Triarc, and thus Mr. Peltz shares voting and dispositive power with Triarc and Mr. May over the 1,398,075 shares of Common Stock beneficially owned by Triarc (see note (6) below). As a result, pursuant to Rule 13d-3 of the Securities Exchange Act of 1934 (“Rule 13d-3”), Mr. Peltz may be deemed the indirect beneficial owner of (i) the 1,497,024 shares of Common Stock directly owned by the Peltz LP, and (ii) the 1,398,075 shares of Common Stock beneficially owned by Triarc, which would, in the aggregate, constitute approximately 13.0% of the Company’s outstanding shares of Common Stock. Mr. Peltz disclaims beneficial ownership of such shares.

(4)	According to the Madison West 13D, Mr. May is a co-trustee of each of the Jonathan P. May 1998 Trust (the “JM Trust”) and the Leslie A. May 1998 Trust (the “LM Trust”), and in such capacity Mr. May shares voting and dispositive power with Mr. Albert over the 334,225 shares of Common Stock directly owned by the JM Trust and the

334,225 shares of Common Stock directly owned by the LM Trust. Mr. May also beneficially owns 15,000 shares of Common Stock that he acquired through a brokerage transaction and has sole voting and dispositive power over such shares. As a result of a voting agreement, Mr. May and Mr. Peltz may be deemed to beneficially own approximately 45.6% of the voting power of the outstanding Class A Common Stock and Class B Common Stock of Triarc, and thus Mr. May shares voting and dispositive power with Triarc and Mr. Peltz over the 1,398,075 shares of Common Stock beneficially owned by Triarc. As a result, pursuant to Rule 13d-3, Mr. May may be deemed the beneficial owner of (i) the 334,225 shares of Common Stock directly owned by the JM Trust, (ii) the 334,225 shares of Common Stock directly owned by the LM Trust, (iii) the 1,398,075 shares of Common Stock beneficially owned by Triarc, and (iv) the 15,000 shares of Common Stock owned directly by Mr. May, which, in the aggregate, constitute approximately 9.4% of the Company’s outstanding shares of Common Stock. Mr. May disclaims beneficial ownership of all such shares other than the 15,000 shares of Common Stock that he owns directly.

(5)	According to the Schedule 13G jointly filed on February 16, 2005 by Copper Beech Capital Advisors LLC (“Advisors”), Copper Beech Capital Management, Inc. (“Management”) and Frank R. DeSantis, Jr., Mr. DeSantis, is the managing member of Advisors and the President of Management. In such capacities, Mr. DeSantis shares voting and dispositive power with Advisors over the 560,506 shares of Common Stock directly owned by Advisors and with Management over the 920,972 shares of Common Stock beneficially owned by Management. As a result, pursuant to Rule 13d-3, Mr. DeSantis may be deemed the beneficial owner of (i) the 560,506 shares of Common Stock beneficially owned by Advisors, and (ii) the 920,972 shares of Common Stock beneficially owned by Management, which, in the aggregate, constitute approximately 6.7% of the Company’s outstanding shares of Common Stock. shares of Common Stock may be deemed the beneficial owner of 1,481,478 shares of Common Stock, which constitutes approximately 6.7% of the Company’s outstanding shares of Common Stock.

(6)	According to the Madison West 13D, Triarc may be deemed the beneficial owner of 1,398,075 shares of Common Stock, including (i) 1,296,800 shares of Common Stock directly owned by Madison West; and (ii) 101,275 shares of Common Stock directly owned by Triarc. The aggregate holdings of Triarc constitute approximately 6.3% of the Company’s outstanding shares of Common Stock. Triarc shares with Madison West, Mr. Peltz and Mr. May voting and dispositive power over the 1,296,800 shares of Common Stock beneficially owned by Madison West and shares with Mr. Peltz and Mr. May voting and dispositive power over the 101,275 shares of Common Stock directly owned by Triarc.

(7)	According to the Schedule 13G jointly filed on February 4, 2005 by Arbor Capital Management, LLC (“Arbor”) and Rick D. Leggott, each of Arbor and Mr. Leggott may be deemed the beneficial owners of these shares. Arbor is an investment advisor registered under Section 203 of the Investment Advisers Act of 1940 and has been granted discretionary dispositive power over its clients’ securities and in some instances has voting power over such securities. Mr. Leggott is CEO of Arbor and beneficially owns a controlling percentage of its outstanding voting securities. As a result, pursuant to Rule 13d-3, Mr. Leggott and Arbor may be deemed the beneficial owner of 1,359,200 shares, which constitute approximately 6.1% of the Company’s outstanding shares of Common Stock. Mr. Leggott disclaims beneficial ownership of such shares.

(8)	According to the Madison West 13D, Madison West may be deemed the beneficial owner of 1,296,800 shares of Common Stock, which constitute approximately 5.9% of the Company’s outstanding shares of Common Stock. Madison West shares with Triarc, Mr. Peltz and Mr. May voting and dispositive power over the 1,296,800 shares of Common Stock beneficially owned by Madison West.

(9)	According to Amendment No. 4 to Schedule 13D filed on January 25, 2005 by Robert Michael Whyte to further supplement and amend the Schedule 13D originally filed on March 4, 2002 by Mr. Whyte, as supplemented and amended by Amendment No. 1 dated April 18, 2002, by Amendment No. 2 dated August 29, 2003 and by Amendment No. 3 dated September 26, 2003, Mr. Whyte is the beneficial owner of 900,897 shares of Common Stock, or approximately 4.1% of the Company’s outstanding shares of Common Stock. Mr. Whyte has sole voting and dispositive power with respect to such shares.

(10)	Consists of 127,044 shares held by Mr. Gregory as trustee of a trust for his benefit, 100 shares held by a daughter who shares Mr. Gregory’s household, and 131,667 shares issuable upon exercise of vested stock options.

(11)	Consists of 111,090 shares held directly and 16,667 shares issuable upon exercise of vested stock options.

(12)	These shares are issuable upon exercise of vested stock options.

(13)	Excludes the 1,398,075 shares beneficially owned by Triarc. See note (6) above.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS

     The following table gives information about our existing equity compensation plan as of December 31, 2004. This table does not include the additional shares that would be reserved for issuance under the 2005 Stock Incentive Plan if stockholders approve the proposal to adopt the Plan, which is described under ‘Proposal No. 2’ below.

Number of securities remaining
available for future issuance
	Number of securities to be	Weighted-average exercise	under equity compensation plans
	issued upon exercise of	price of outstanding	(excluding securities
	outstanding options,	options, warrants and	reflected in
Plan category	warrants and rights	rights	column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,085,489	$6.52	416,832

Equity compensation plans not approved by security holders	—	—	—

Total	2,085,489	$6.52	416,832

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it during the year ended December 31, 2004 or written representations by the reporting persons, the Company reports the following inadvertent late filings, each of which was corrected promptly after discovery of the failure to file:

		No. Transactions Not Timely	Known failures to
Reporting Person	No. of Late Reports	Reported	file
Paul Grinberg	1	1	0
Alison James	1	1	0

REPORT OF THE AUDIT COMMITTEE

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report into such other filing.

     Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s consolidated financial statements.

     In accordance with our written charter, we assist the Board in oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. We are composed of three members, each of whom has been determined by the Board to be independent directors, as independence is defined by the listing standards of The NASDAQ Stock Market. BDO Seidman, LLP, the Company’s independent auditors, have unrestricted access to the Audit Committee. The Audit Committee may invite other board members to attend audit committee meetings based upon their expertise, familiarity with the company and its industry and other factors.

     In performing our oversight function, we reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2004 and met with both management and BDO Seidman, LLP to discuss those consolidated financial statements. As noted above, management has represented to us that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We have received from and discussed with BDO Seidman, LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). We have also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence from the Company and have determined that their provision of such non-audit services does not adversely impact their independence. We also discussed with BDO Seidman, LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 89 and No. 90, and, with and without management present, discussed and reviewed the results of BDO Seidman, LLP’s audit of (i) the Company’s consolidated financial statements, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting.

     Based on these reviews and discussions, and subject to the limitations on the role of the Audit Committee and the Audit Committee’s responsibility described above and in the Audit Committee’s written charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

     In addition, during the course of fiscal 2004, our management completed the documentation, testing, and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. We were kept apprised of the progress of the evaluation and provided oversight to management during the process. In connection with this oversight, we received periodic updates provided by management, BDO Seidman, LLP, and KPMG LLP at each scheduled audit committee meeting; as well as at a number of special meetings to review progress. At the conclusion of the process, management provided us with and we reviewed a report on the effectiveness of the Company’s internal control over financial reporting. We also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC, as well as BDO Seidman, LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting. We continue to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2005.

Richard A. Mandell, Chairman
Eric D. Kogan
Alexander Lemond

APPROVAL OF
ENCORE CAPITAL GROUP, INC.
2005 STOCK INCENTIVE PLAN
(Proposal No. 2)

General

     The Board of Directors has adopted a new stock incentive plan entitled the “Encore Capital Group, Inc. 2005 Stock Incentive Plan” (the “Plan”). The Plan was effective on the date approved by the Board (“Effective Date”), subject to being approved by the Company’s stockholders, and will terminate on the tenth anniversary of the Effective Date.

     The Plan is designed to promote the success and enhance the value of the Company by linking the personal interests of participants to those of the Company’s stockholders and by providing participants with an incentive for outstanding performance.

     The Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, performance shares, and performance-based awards, to eligible individuals. The summary of the principal provisions of the Plan is set forth below. The summary is qualified by reference to the full text of the Plan, which is attached as Appendix I.

Administration

     The Plan will be administered by a committee appointed by the Board consisting of at least two directors, each of whom qualifies as a non-employee director and an “outside director” under Section 162(m) of the Internal Revenue Code, as amended (the “Code”), and the regulations thereunder (the “Committee”).

     The Committee has the exclusive authority to administer the Plan, including the power to determine eligibility to receive awards, the types and number of shares of stock subject to the awards, the price and timing of awards and the acceleration or waiver of any vesting, performance or forfeiture restriction, provided that the Committee does not have the authority to waive any performance restrictions for performance-based awards. The Committee may delegate its authority under the Plan to one or more officers of the Company, subject to guidelines established by the Committee, with respect to participants who are not subject to Section 16 of the Securities Exchange Act of 1934 or Section 162(m) of the Code.

Eligibility

     Persons eligible to participate in the Plan include all Board members, employees, officers, and executives of, and consultants and advisors to, the Company and its controlled affiliates, as determined by the Committee.

Limitation on Awards and Shares Available

     Subject to certain adjustments, the Committee may grant an aggregate of 1,500,000 shares of Stock under the Plan, plus: (i) the number of shares of Stock remaining available for grant pursuant to the Company’s 1999 Equity Participation Plan, as amended, in effect immediately prior to the Effective Date of the Plan (“1999 Plan”); and (ii) the number of shares of Stock that previously were granted pursuant to 1999 Plan and that either terminate, expire, or lapse for any reason after the Effective Date. The number of shares of Stock reserved and available for grant as Incentive Stock Options under the Plan is 1,500,000.

     The maximum number of shares of stock subject to one or more awards to a participant under the Plan during any fiscal year of the Company is 300,000. The maximum number of shares of stock payable in the form of performance-based awards to any one participant for a performance period is 300,000 shares. As of March 30, 2005, the closing price of the Stock on NASDAQ National Market Exchange was $14.36 per share.

Awards

     The Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, performance shares, and performance-based awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals under the Plan.

     Stock options. Stock options may be granted under the Plan, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options. The option exercise price of all stock options granted under the Plan will be determined by the Committee, except that any incentive stock option or any option intended to qualify as performance-based compensation under Code Section 162(m) will not be granted at a price that is less than 100% of the fair market value of the stock on the date of grant, and the exercise price for any nonqualified stock will not be granted at a price that is less than 85% of the fair market value of the stock on the date of grant. Stock options may be exercised as determined by the Committee, but in no event after the tenth anniversary of the date of grant.

     Upon the exercise of a stock option, the purchase price must be paid in full in either cash, shares of stock, broker assisted cashless exercise or by any other means that the Committee may allow and as permitted under applicable law.

     Stock appreciation rights (“SAR”). A SAR is the right granted to a Participant to receive a payment equal in value to the difference between the fair market value of a share of Stock on the date of exercise of the SAR over the grant price of the SAR. Under the Plan, that amount shall be paid in stock. The terms, methods of exercise, methods of settlement, and any other terms and conditions of any SAR will be determined by the Committee at the time of the grant of the award and will be reflected in the award agreement

     Restricted stock. A restricted stock award is the grant of shares of stock at a price (including zero) determined by the Committee, that is non-transferable and is subject to forfeiture until specific conditions or goals are met. Conditions normally are based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may, if permitted by the Committee, have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee.

     Performance shares. A performance share is a contingent right to receive a pre-determined amount if certain performance goals are met. The value of performance units will depend on the degree to which the specified performance goals are achieved but are generally based on the value of the Company’s stock. Payment of performance units that are earned upon the achievement of the goals are made at the time determined by the Committee after the end of the measurement period. The Committee may, in its discretion, pay earned performance shares in cash, stock, or a combination of both.

     Performance-based awards. Grants of performance-based awards under the Plan enable the Committee to treat restricted stock and performance share awards granted under the Plan as “performance-based compensation” under Section 162(m) of the Code and preserve the deductibility of these awards for federal income tax purposes. Because Section 162(m) of the Code applies only to those employees who are “covered employees,” as defined in Section 162(m) of the Code, only covered employees are eligible to receive performance-based awards. Section 162(m) defines “covered employees” to be the Company’s chief executive officer and the four other most highly compensated officers.

     Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: earnings per share; net income; income from operations; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; return on assets; return on equity; return on capital; total stockholder return; revenue growth; new business generation; operating cash flow; employee turnover; human resources; mergers, acquisitions, investments, joint ventures or sales or divestitures of assets, businesses or subsidiaries; litigation; information services; cost reductions or savings; or stock price appreciation. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to external factors or measurements. With regard to a particular performance period, the Committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for that period.

Amendment and Termination

     The Committee, with the Board’s approval, may terminate, amend, or modify the Plan at any time. However, stockholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule.

     In no event may an award be granted under the Plan on or after the tenth anniversary of the Effective Date of the Plan.

Federal Income Tax Consequences

     A participant receiving incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, performance shares, or performance-based awards will not recognize taxable income at the time of grant. The participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for such award and fair market value of the stock or amount received on the date of exercise, lapse of restriction or payment at the time the nonqualified stock option is exercised, the restrictions lapse on restricted stock, or stock appreciation rights, performance shares or performance-based awards are paid, as the case may be. The Company will be entitled to a concurrent deduction equal to the ordinary income recognized by the participant.

     An employee granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the stock’s fair market value received over the option price is an item of tax preference income, potentially subject to the alternative minimum tax, assuming the stock received is not subject to a risk of forfeiture or is transferable. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

     Congress recently enacted Section 409A of the Code, which dramatically changes the tax rules for deferred compensation arrangements. Among other things, Section 409A expands the definition of deferred compensation arrangements to include, for example, below market option grants, certain SARs and performance shares. Upon a violation of the rules under Section 409A, a participant must include in ordinary income all amounts considered deferred compensation, pay interest from the date of the deferral and pay an additional 20% tax. Because of the current lack of guidance from the Treasury Department it is not entirely clear how this new law will be applied to the various grants available under the Plan. As a result, the Company is in the process of determining the impact of Section 409A on awards granted under the Plan. The Company intends that awards granted under the Plan will comply with the requirements of Section 409A and intends to administer and interpret the Plan in such a manner.

Change in Control

     If a Change in Control of the Company occurs, as that term is defined in the Plan, the Committee, in its discretion, may take the following action: (i) by written notice to each Participant, provide that his or her awards will be terminated unless exercised within thirty days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice (without acceleration of the exercisability of such awards); and (ii) advance the date or dates upon which any or all outstanding awards shall be exercisable.

New Plan Benefits

     Because awards of options under the Plan are made in the sole discretion of the Compensation Committee, it is not possible to determine the benefits that will be received in the future by participants in the Plan.

Vote Required

     Adoption of the Plan requires approval by holders of a majority of the outstanding shares of the Company’s common stock who are present, or represented, and entitled to vote thereon, at the annual meeting.

The Board of Directors recommends a vote FOR the adoption of the 2005 Stock Incentive Plan.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
(Proposal No. 3)

     The Company has selected BDO Seidman, LLP as its independent auditors for the fiscal year ending December 31, 2005, and the selection of independent auditors is being submitted for ratification by stockholders at the annual meeting. BDO Seidman, LLP began auditing the Company’s consolidated financial statements with the fiscal year ended December 31, 2001.

     Stockholder ratification of the selection of BDO Seidman, LLP as the Company’s independent auditors is not required. If the stockholders fail to ratify the election, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such an appointment would be in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote FOR the ratification of the selection of BDO Seidman,
LLP as the Company’s independent auditors for 2005.

STOCKHOLDER PROPOSALS AND NOMINATIONS

     Pursuant to SEC Rule 14a-8, “Stockholder Proposals,” stockholder proposals for the 2006 annual meeting must be received at the principal executive offices of the Company by December 2, 2005, to be considered for inclusion in the Company’s proxy materials relating to such meeting.

     If you wish to nominate directors or bring other business before the stockholders at the 2006 annual meeting of stockholders:

•	You must be a stockholder of record at the time of giving notice and be entitled to vote at the meeting of stockholders to which the notice relates;

•	You must notify the Company in writing between January 3, 2006 and February 2, 2006; and

•	Your notice must contain the specific information required in our Bylaws. Our Bylaws require that there be furnished to the Company written notice with respect to the nomination of a person for election as a director, as well as the submission of a proposal, at a meeting of stockholders. In order for any such nomination or submission to be proper, the notice must contain certain information concerning the nominating or proposing stockholder, and the nominee or the proposal, as the case may be. A copy of the applicable Bylaws may be obtained, without charge, upon written request to the Secretary of the Company at its principal executive offices in San Diego, California.

     A nomination or other proposal will be disregarded if it does not comply with the above procedure and any additional requirements set forth in our Bylaws. Please note that these requirements relate only to the matters that you wish to bring before your fellow stockholders at an annual meeting. They are separate from the SEC’s requirements to have your proposal included in our proxy statement.

INDEPENDENT AUDITORS

     Representatives of BDO Seidman, LLP are expected to be present at the meeting and will be given an opportunity to make a statement and to respond to questions regarding BDO Seidman, LLP’s audit of the Company’s consolidated financial statements and records for the fiscal year ended December 31, 2004.

Audit and Non-Audit Fees

     We incurred the following fees payable to BDO Siedman, LLP for services provided in 2004 and 2003, including those attributable to the audit of our 2004 and 2003 consolidated financial statements (in thousands):

	2004		2003
Audit Fees	$754	(1)	$538	(2)
Audit-Related Fees	90		62
Tax Fees	263		60
All Other Fees	—		—

Total	$1,107		$660

(1)	Includes $200,000 relating to the audit of the Company’s 2004 consolidated financial statements included in its Annual Report of Form 10-K and $94,000 relating to the reviews of the Company’s 2004 Quarterly consolidated financials statements included in its Quarterly Reports on Form 10-Q. Also includes $93,000 for services provided in conjunction with the Company’s January 2005 secondary public offering on Form S-3. In 2004, audit fees also includes fees for professional services rendered for the audit of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

(2)	Includes $173,000 relating to the audit of the Company’s 2003 consolidated financial statements included in its Annual Report of Form 10-K and $97,000 relating to the reviews of the Company’s 2003 Quarterly consolidated financials statements included in its Quarterly Reports on Form 10-Q. Also includes $242,000 for services provided in conjunction with the Company’s 2003 secondary public offering for Form S-1.

     We incurred the following fees payable to KPMG LLP for services provided in 2004 (in thousands):

	2004		2003
Audit Fees	$578	(1)	$—
Audit-Related Fees	—		—
Tax Fees	—		—
All Other Fees	—		—

Total	$578		$—

(1)	Consists of fees for professional services rendered for consulting in connection with the implementation and testing of the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

     We incurred the following fees payable to Deloitte Tax LLP for services provided in 2004 (in thousands):

	2004	2003
Audit Fees	$—	$—
Tax Fees	10	—
All Other Fees	6	—

Total	$16	$—

     We incurred the following fees payable to Ernst & Young LLP for services provided in 2003 (in thousands):

	2004	2003
Audit Fees	$—	$50
Audit-Related Fees	—	22
Tax Fees	—	—
All Other Fees	—	—

Total	$—	$72

Audit Fees

     Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for an audit or review in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, assistance with and review of documents filed with the SEC and audit and consulting fees associated with the implementation and testing of the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

Audit Related Fees

     Audit-related fees are assurance related services that traditionally are performed by the independent accountant, such as: employee benefit plan audits, due diligence related to mergers and acquisitions, internal control reviews, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

Tax Fees

     Tax fees include corporate, international and employee benefit services, in addition to expatriate related services.

Approval of Independent Auditor Services and Fees

     As noted in the Audit Committee Report (see page 24), the Audit Committee has considered whether the provision of services by BDO Seidman, LLP that were not related to the audit of the Company’s consolidated financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Forms 10-Q is compatible with maintaining BDO Seidman, LLP’s independence.

     The Audit Committee has adopted a policy requiring pre-approval of all audit, review and attest engagements and engagements for permitted non-audit services provided by the independent auditor to the Company and any of its affiliates. The Audit Committee may pre-approve predictable and recurring services by category on an annual basis. The Audit Committee may delegate pre-approval authority to one or more of its members if the aggregate estimated fees for such services will not exceed $50,000 for any applicable fiscal year. The member to whom such authority is delegated must report any pre-approval granted to the Audit Committee at its next scheduled meeting.

     In accordance with applicable SEC regulations, permitted non-audit services may be performed without pre-approval if: (1) the services were not recognized by the Company at the time of engagement to be non-audit services, (2) the aggregate amount of fees for all such services provided constitutes no more than 5% of the total amount of revenues paid by the Company to the independent auditor during a fiscal year, (3) the services are promptly brought to the attention of the Audit Committee, and (4) the approval is given prior to the completion of the audit. The Chief Financial Officer is responsible for bringing to the attention of the Audit Committee any such services that were not pre-approved because they were not recognized by the Company at the time of engagement to be non-audit services.

OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ENCORE CAPITAL GROUP, INC.
/s/ Carl C. Gregory, III
Carl C. Gregory, III
Vice Chairman and Chief Executive Officer

April 4, 2005

APPENDIX I

ENCORE CAPITAL GROUP, INC.
2005 STOCK INCENTIVE PLAN

ADOPTED: MARCH 30, 2005
APPROVED BY STOCKHOLDERS: _______________, 2005
TERMINATION DATE: MARCH 30, 2015

ARTICLE 1
PURPOSE

     1.1 General. The purpose of the Encore Capital Group, Inc. 2005 Stock Incentive Plan (the “Plan”) is to promote the success and enhance the value of Encore Capital Group, Inc. (the “Company”) by linking the personal interests of its Board members, employees, officers, executives, consultants and advisors to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan also is intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Board members, employees, officers, executives, consultants and advisors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is dependent.

ARTICLE 2
EFFECTIVE DATE

     2.1 Effective Date. The Plan is effective as of the date the Plan is approved by the Board (the “Effective Date”). Any Awards granted under the Plan prior to stockholder approval are effective when made (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before the Plan is approved by the Company’s stockholders. If the Company’s stockholders do not approve the Plan within 12 months after the Effective Date, any Award previously made is automatically canceled without any further act.

ARTICLE 3
DEFINITIONS

     3.1 Definitions. The following words and phrases shall have the following meanings:

     (a) “Affiliate” means: (i) any Subsidiary; and (ii) any other entity in which the Company has an equity interest or significant business relationship and which has been designated as an “Affiliate” by the Committee for purposes of the Plan.

     (b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, or Performance-Based Award granted to a Participant under the Plan.

     (c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

     (d) “Board” means the Board of Directors of the Company.

     (e) “Change of Control” means: (i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all the Company’s assets to any person (as defined in Section 3(a)(9) of the Exchange Act) or group of related persons (as such term is defined under Section 13(d) of the Exchange Act, “Group”); (ii) the Company’s stockholders approve and complete any plan or proposal for the liquidation or dissolution of the Company; (iii) any person or Group (other than Triarc Companies, Inc., Consolidated Press International Holdings or any affiliate thereof) becomes the beneficial owner, directly or indirectly, of shares representing more than 40% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors of the Company (“Voting Stock”) and such person or Group has the power and authority to vote such shares; (iv) any person or Group acquires sufficient shares of Voting Stock to elect a majority of the members of the Board; or (v) the completion of a merger, reorganization, consolidation or other corporate transaction involving the Company in which holders of the Company’s Stock immediately before the completion of the transaction hold, directly or indirectly, immediately after the transaction, 50% or less of the common equity interest in the surviving corporation or other entity resulting from the transaction.

     (f) “Code” means the Internal Revenue Code of 1986, as amended.

     (g) “Committee” means a committee of at least two individuals, each of whom qualifies as: (i) a Non-Employee Director; and (ii) an “outside director” under Section 162(m) of the Code and the regulations issued thereunder, to whom authority has been delegated by the Board in accordance with Article 4.

     (h) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

     (i) “Disability” means the permanent and total disability of a person as defined in Section 22(e)(3) of the Code.

     (j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     (k) “Fair Market Value” means, as of any given date, the value of one share of Stock, determined as follows:

               (1) If the Stock is then listed or admitted to trading on a NASDAQ market system or a stock exchange that reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such NASDAQ market system or principal stock exchange on which the Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Stock on such NASDAQ market system or such exchange on the next preceding day for which a closing sale price is reported.

               (2) If the Stock is not then listed or admitted to trading on a NASDAQ market system or a stock exchange that reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Stock in the over-the-counter market on the date of valuation.

               (3) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Committee in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

          (l) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision.

          (m) “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor provision.

          (n) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

          (o) “Option” means a right granted to a Participant under the Plan to purchase Stock. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

          (p) “Participant” means any individual or entity who is granted or otherwise holds an Award under the Plan.

          (q) “Performance-Based Awards” means any Performance Share Awards and/or Restricted Stock Awards granted to select Covered Employees that are subject to the terms and conditions in Article 11. All Performance-Based Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

          (r) “Performance Criteria” means the criteria that the Committee selects for purposes of making a Performance-Based Award. The Performance Criteria shall be based on the following: earnings per share; net income; income from operations; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; return on assets; return on equity; return on capital; total stockholder return; revenue growth; new business generation; operating cash flow; employee turnover; human resources; mergers, acquisitions, investments, joint ventures or sales or divestitures of assets, businesses or subsidiaries; litigation; information services; cost reductions or savings; or stock price appreciation, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to external factors or measurements. The Committee will, within the time prescribed by Section 162(m) of the Code, objectively define the manner of calculating the Performance Criteria it selects to use for such Performance-Based Award.

          (s) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more performance goals will be measured for purposes of determining a Participant’s right to, and the payment of, a Performance-Based Award.

          (t) “Performance Share” (also know as “restricted stock units”) means a right granted to a Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent on achieving certain Performance Goals established by the Committee.

          (u) “Plan” means this Encore Capital Group, Inc. 2005 Stock Incentive Plan, as it may be amended from time to time.

          (v) “Prior Plan” means the Company’s 1999 Equity Participation Plan, as amended, in effect immediately prior to the Effective Date of the Plan.

          (w) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that may be subject to certain restrictions and to risk of forfeiture.

          (x) “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 5.

          (y) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive the appreciation on Stock, all as determined pursuant to Article 8.

          (z) “Subsidiary” means any corporation or other entity of which the Company owns, directly or indirectly, a majority of the outstanding voting stock or voting power.

ARTICLE 4
ADMINISTRATION

     4.1 Committee. The Plan will be administered by the Board or a Committee appointed by, and which serves at the discretion of, the Board. Reference to the Committee in this Plan will refer to the Board if the Board does not appoint a Committee.

     4.2 Action By The Committee. A majority of the Committee will constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, will be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, any executive compensation consultant or other professional retained by the Company to assist in the Plan’s administration.

     4.3 Authority Of Committee. Subject to the provisions of the Plan, the Committee has the exclusive power, authority and discretion to:

          (a) Designate Participants to receive Awards;

          (b) Determine the type of Awards granted to each Participant;

          (c) Determine the number of Awards granted and the number of shares of Stock to which an Award will relate;

          (d) Except as otherwise provided in the Plan, determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee will not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Award that is held by a Covered Employee;

          (e) Amend outstanding Award Agreements to provide for, among other things, any change or modification which the Committee could have included in the original Award Agreement or in furtherance of the powers provided for herein;

          (f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (h) Decide all other matters that must be determined in connection with an Award;

          (i) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

          (j) Interpret the terms of, and any matter arising under, the Plan or any Award Agreement; and

          (k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

     4.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

     5.1 Number Of Shares. Subject to adjustment provided in Section 5.5, the aggregate number of shares of Stock reserved and available for grant under the Plan shall be the sum of: (i) 1,500,000; and (ii) shares of Stock available for future awards under the Company’s Prior Plan as of the Effective Date of this Plan, and any shares of Stock that, but for the termination of the Prior Plan as of the Effective Date of this Plan, otherwise would have reverted to the share reserve of the Prior Plan. The number of shares of Stock reserved and available for grant as Incentive Stock Options shall be 1,500,000.

     5.2 Lapsed Awards. To the extent that all or any part of an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award will again be available to the Committee to grant Awards under the Plan. To the extent any shares of Stock covered by an Award are not issued to a Participant because the Award is forfeited, canceled, expires without being exercised, or the shares of Stock are not issued because the Award is settled in cash or used to satisfy applicable tax withholding obligations, such shares shall not be deemed to have been issued for purposes of determining the maximum number of shares of Stock available for issuance under the Plan. If the Exercise Price of any Option granted under the Plan or the Prior Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed issued for purposes of determining the maximum number of shares of Stock available for issuance under the Plan.

     5.3 Source Of Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

     5.4 Limitation On Number Of Shares Subject To Awards. Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Section 5.5, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any fiscal year of the Company is 300,000.

     5.5 Changes In Capital Structure. In the event of: (i) any split, reverse split, combination of shares, reclassification, recapitalization or similar event which involves, affects or is made with regard to any class or series of shares of Stock which may be delivered pursuant to the Plan (“Plan Shares”); (ii) any dividend or distribution on Plan Shares payable in shares of Stock; or (iii) a merger, consolidation or other reorganization as a result of which Plan Shares shall be increased, reduced or otherwise changed or affected, then in each such event the Committee shall, to the extent it deems it to be consistent with such event and necessary or equitable to carry out the purposes of the Plan, appropriately adjust: (a) the maximum number of shares of Stock and the classes of series of such shares of Stock which may be delivered pursuant to the Plan; (b) the number of shares of Stock and the classes or series of shares subject to outstanding Awards; (c) the price per share of Stock subject to outstanding Awards; and (d) any other provisions of the Plan, provided, however, that: (i) any adjustments made in accordance with clauses (b) and (c) shall make any such outstanding Award as nearly as practicable, equivalent to such Award immediately prior to such change; and (ii) no such adjustment shall give any Participant additional benefits under any outstanding Award.

ARTICLE 6
ELIGIBILITY AND PARTICIPATION

     6.1 Eligibility. Persons eligible to participate in this Plan include all Board members, employees, officers, and executives of, and consultants and advisors to, the Company or an Affiliate, as determined by the Committee.

     6.2 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company or its Affiliates may operate or have employees or consultants, the Committee, in its discretion, shall have the power and authority to: (i) determine which (if any) persons rendering services or employed outside the United States are eligible to participate in the Plan or any type of Award hereunder; (ii) determine which (if any) non-United States-based Affiliates or operations (e.g., branches, representative offices) participate in the Plan or any type of Award hereunder; (iii) modify the terms and conditions of any Awards made to such persons or with respect to such non-United States-based Affiliates or operations; and (iv) establish sub-plans, modified exercise, payment and other terms and procedures to the extent deemed necessary or desirable by the Committee.

ARTICLE 7
STOCK OPTIONS

     7.1 General. Each Option and Award Agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate, subject to the following terms and conditions:

          (a) Exercise Price. Subject to the provisions of Section 7.1(g) regarding ten percent owners, the Committee shall determine the exercise price per share of Stock under an Option, subject to the following: (i) the exercise price of an Incentive Stock Option shall not be less than 100% of Fair Market Value on the date the Incentive Stock Option is granted; and (ii) the exercise price of a Non-Qualified Stock Option shall not be less than 85% of Fair Market Value on the date the Non-Qualified Stock Option is granted, except for Non-Qualified Stock Options granted to Covered Employees where in such case the exercise price shall not be less than 100% of Fair Market Value on such date. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

          (b) Time And Conditions Of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided, however, that no Option may be exercisable for more than ten years after the date of its grant. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

          (c) Payment. The Committee in its sole discretion shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock (through actual tender or by attestation), or any other consideration or combination of the foregoing consideration or methods of payment as shall be permitted by applicable corporate and securities laws (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock will be delivered or deemed to be delivered to Participants.

          (d) Evidence Of Grant. All Options shall be evidenced by a written Award Agreement, which Agreement shall include such terms and conditions as determined by the Committee.

          (e) Incentive Stock Options. Incentive Stock Options may be granted only to employees of the Company or a Subsidiary.

          (f) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the grant date) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess will be considered Non-Qualified Stock Options.

          (g) Ten Percent Owners. An Incentive Stock Option will be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock only if such Option is granted at a price that is not less than 110% of Fair Market Value on the grant date and the Option is exercisable for no more than five years from the grant date.

          (h) Expiration Of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

          (i) Right To Exercise. An Incentive Stock Option may be exercised during the lifetime of Participant only by the Participant, or by his or her legal representative in the event of a disability.

ARTICLE 8
STOCK APPRECIATION RIGHTS

     8.1 Grant Of SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

          (a) Right To Payment. Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive the excess, if any, of:

               (1) The Fair Market Value of a share of Stock on the date of exercise; over

               (2) The grant price of the SAR as determined by the Committee, which shall not be less than the Fair Market Value of a share of Stock on the date of grant.

          (b) Other Terms. All SARs grants will be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, and any other terms and conditions of any SAR will be determined by the Committee at the time of the grant of the Award and as set forth in the Award Agreement; provided that the form of consideration payable in settlement of a SAR shall be Stock.

ARTICLE 9
PERFORMANCE SHARES

     9.1 Grant Of Performance Shares. The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as determined by the Committee. Performance Shares are also known as “restricted stock units.” The Committee has the discretion to determine the number of Performance Shares granted to each Participant and such other terms and conditions of such grant, all as set forth in the Award Agreement.

     9.2 Right To Payment. A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee will establish at grant or thereafter. Subject to the terms of the Plan, the Committee will set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

     9.3 Other Terms. Performance Shares may be payable in cash, Stock, or other property or combination of consideration, and have such other terms and conditions as determined by the Committee and as set forth in the Award Agreement.

ARTICLE 10
RESTRICTED STOCK AWARDS

     10.1 Grant Of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as determined by the Committee, all as set forth in the Award Agreement.

     10.2 Issuance And Restrictions. Restricted Stock may be subject to such restrictions on transferability and other restrictions as the Committee may impose. During the period of restriction, if any, participants holding Restricted Stock may, if permitted by the Committee, have full voting and dividend rights with respect to such Restricted Stock. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

     10.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions will be forfeited, provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

     10.4 Certificates For Restricted Stock. Restricted Stock granted under the Plan may be evidenced as determined by the Committee. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 11
PERFORMANCE-BASED AWARDS

     11.1 Purpose. The purpose of this Article 11 is to provide the Committee the ability to qualify the Performance Share Awards under Article 9 and the Restricted Stock Awards under Article 10 as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 11 will control over any contrary provision contained in Articles 9 or 10.

     11.2 Applicability. This Article 11 will apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The Committee may, in its discretion, grant Restricted Stock Awards or Performance Share Awards to Covered Employees that do not satisfy the requirements of this Article 11. The designation of a Covered Employee as a Participant for a Performance Period does not entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period will not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant will not require designation of any other Covered Employees as a Participant in such period or in any other Performance Period.

     11.3 Discretion Of Committee With Respect To Performance Awards. With regard to a particular Performance Period, the Committee will have full discretion to select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the goal relating to the Performance Criteria, and whether the goal relating to the Performance Criteria is to apply to the Company, an Affiliate or any division or business unit or to the individual.

     11.4 Payment Of Performance Awards. Unless otherwise provided in the Award Agreement, a Participant must be employed by the Company or an Affiliate on the last day of the Performance Period to be eligible for a Performance Award for such Performance Period. Furthermore, a Participant will be eligible to receive payment under a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

     11.5 Maximum Award Payable. The maximum Performance-Based Award payable to any one Participant under the Plan for a Performance Period is 300,000 shares of Stock, or if the Performance-Based Award is paid in cash, the maximum Performance-Based Award is determined by multiplying 300,000 by the Fair Market Value of the Stock as of the date the Performance-Based Award is granted.

ARTICLE 12
PROVISIONS APPLICABLE TO AWARDS

     12.1 Stand-Alone And Tandem Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

     12.2 Exchange Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award, based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

     12.3 Term Of Award. The term of each Award will be for the period as determined by the Committee, provided that in no event will the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

     12.4 Form Of Payment For Awards. Shares of Stock delivered pursuant to the exercise of an Option or, if applicable, a SAR shall be subject to such conditions, restrictions and contingencies as the Committee may establish pursuant to the Plan and Award Agreement. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), as determined in the discretion of the Committee.

     12.5 Limits On Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or will be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as the Committee otherwise may permit in its sole and absolute discretion and except as provided below, no Award will be assignable or transferable by a Participant other than by will or the laws of descent and distribution, or pursuant to a domestic relations order. A Participant may transfer an Award during his or her lifetime to a Family Member (as defined below). If the Participant transfers an Award to a Family Member, the transferred Award may not be subsequently transferred by the transferee (other than another to a Family Member of the original recipient of the Award) except by will or the laws of descent and distribution. A transferred Award shall continue to be governed by and subject to the terms and limitations in this Plan and the Award Agreement. For purposes of this Section 12.5, the term “Family Member” means, with respect to the original recipient of the Award, such Participant’s spouse, child, grandchild, parent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, and sister-in-law, including adoptive relationships, a trust in which such spouse, child, grandchild, parent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or Participant has more than a 50% beneficial interest, or a family limited partnership in which the Participant is the general partner.

     12.6 Beneficiaries. Notwithstanding Section 12.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50% of the Participant’s interest in the Award will not be effective without the written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment will be made to the person entitled thereto under the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

     12.7 Stock Certificates. Notwithstanding anything herein to the contrary, the Company will not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Awards, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

     12.8 Authority To Accelerate Upon A Change Of Control. The Committee may in its discretion take any or all of the following actions in the event of a Change of Control: (i) by written notice to each Participant, provide that his or her Awards will be terminated unless exercised within thirty days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice (without acceleration of the exercisability of such Awards); and (ii) advance the date or dates upon which any or all outstanding Awards shall be exercisable. Whenever deemed appropriate by the Committee, any action referred to in subparagraph (i) above may be made conditional upon the consummation of the applicable Change of Control. The provisions of this Section 12.8 shall apply notwithstanding any other provision of the Plan.

ARTICLE 13
AMENDMENT, MODIFICATION, AND TERMINATION

     13.1 Amendment, Modification, And Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company will obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

     13.2 Awards Previously Granted. Except as provided in Article 11, the Committee may waive any conditions or rights under, or amend any terms of, any Award theretofore granted, prospectively or retroactively. Except as otherwise provided in the Plan, including without limitation, the provisions of Section 5.5, no termination, amendment, or modification of an Award or the Plan will adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 14
GENERAL PROVISIONS

     14.1 No Rights To Awards. No Participant, employee, or other person will have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

     14.2 No Stockholders Rights. No Award gives the Participant any of the rights of a stockholder of the Company unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and shares of Stock are in fact issued to such person in connection with such Award.

     14.3 Withholding. The Company or any Subsidiary has the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With the Committee’s consent, a Participant may elect to have the Company withhold from those shares of Stock that would otherwise be received upon the exercise of any Option, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Company’s applicable federal, state, local and foreign income and employment tax withholding obligations.

     14.4 No Implied Employment Or Other Rights.

          (a) Neither a Participant nor any other person shall acquire, by reason of participation in the Plan, any right in or title to any assets, funds or property of the Company or any Affiliate whatsoever including without limitation, any specific funds, assets or other property which the Company or any Affiliate, in its or their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate, and nothing contained in the Plan shall constitute a representation or guarantee that the assets of the Company or any Affiliate shall be sufficient to pay any benefits to any person.

          (b) A Participant’s employment with the Company or an Affiliate, if applicable, is not for any specified term and may be terminated by such Participant or the Company or the Affiliate at any time, for any reason, with or without cause, notwithstanding the vesting or other terms and conditions of any outstanding Awards. Nothing in this Plan nor in any Award Agreement shall confer upon any Participant any promise or commitment by the Company or an Affiliate regarding future positions, future work assignments, future compensation or any other term or condition of employment or affiliation.

     14.5 Unfunded Status Of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement will give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

     14.6 Indemnification. To the extent allowable under applicable law, each member of the Committee or the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification is in addition to any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     14.7 Relationship To Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate.

     14.8 Expenses. The Company and its Subsidiaries shall pay the expenses of administering the Plan.

     14.9 Titles And Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and if there is any conflict, the text of the Plan, rather than such titles or headings, will control.

     14.10 Fractional Shares. No fractional shares of stock will be issued and the Committee will determine, in its discretion, whether cash will be given in lieu of fractional shares or whether such fractional shares will be eliminated by rounding up or down as appropriate.

     14.11 Securities Law Compliance. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be void to the extent permitted by law and voidable as deemed advisable by the Committee.

     14.12 Government And Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company will be under no obligation to register under the Securities Act of 1933, as amended, any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     14.13 Governing Law. The Plan and all Award Agreements will be construed in accordance with and governed by the laws of the State of Delaware.

     14.14 Section 409A. If any payments under this Plan are subject to the provisions of Code Section 409A, it is intended that the Plan comply fully with and meet all the requirements of Code Section 409A. Specifically, if any payments under this Plan are subject to Code Section 409A and are made on account of separation of service to any Participant who qualifies as a “key employee” (as defined in Code Section 416(i) and the regulations thereunder), such payment shall not be made to the Participant earlier than the end of the six-month period following such Participant’s separation of service.

     14.15 Plan Termination. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the Award Agreement.

ANNUAL MEETING OF STOCKHOLDERS OF

ENCORE CAPITAL GROUP, INC.

May 3, 2005

Proof # 2

Please date, sign, and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

■
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

1.	Election of Directors:

NOMINEES: ¡ Barry R. Barkley ¡ J. Brandon Black ¡ Raymond Fleming ¡ Carl C. Gregory, III ¡ Eric D. Kogan ¡ Alexander Lemond ¡ Richard A. Mandell ¡ Peter W. May ¡ Nelson Peltz
☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See Instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	APPROVAL OF 2005 STOCK INCENTIVE PLAN.	☐	☐	☐

3.	RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.	☐	☐	☐

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting.

IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or at any adjournment thereof.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
NOTE:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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Proof # 3

¡	■

ENCORE CAPITAL GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS—MAY 3, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Carl C. Gregory, III, Barry R. Barkley and J. Brandon Black proxies with full power of substitution, acting unanimously and voting or if only one is present and voting then that one, to vote the shares of common stock of Encore Capital Group, Inc., which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California 92122, on May 3, 2005, beginning at 1:00 p.m. local time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present.

This proxy revokes any and all other proxies heretofore given by the undersigned.

(Continued and to be signed on the reverse side)

■	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF

ENCORE CAPITAL GROUP, INC.

May 3, 2005

Proof # 2
PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

■
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

1.	Election of Directors:

NOMINEES: ¡ Barry R. Barkley ¡ J. Brandon Black ¡ Raymond Fleming ¡ Carl C. Gregory, III ¡ Eric D. Kogan ¡ Alexander Lemond ¡ Richard A. Mandell ¡ Peter W. May ¡ Nelson Peltz
☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See Instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	APPROVAL OF 2005 STOCK INCENTIVE PLAN.	☐	☐	☐

3.	RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.	☐	☐	☐

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting.

IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or at any adjournment thereof.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
NOTE:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■	■